UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, the Company reported in the Current report on Form 8-K filed with the Securities and Exchange Commission that the Compensation Committee of the Board of Directors of EMCORE Corporation (the “Company”) had approved a temporary reduction in the annual base salaries of the Company’s Chief Executive Officer, its Chief Financial Officer and each of the other currently named executive officers of the Company (collectively, the “Named Executive Officers”). On September 16, 2009, the Company reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission that the Compensation Committee of the Board of Directors of EMCORE Corporation had approved a reduction in the amount of the temporary decreases in the annual base salaries of the Company’s Named Executive Officers. On October 8, 2009, the Compensation Committee of the Board of Directors of the Company, in light of the Company’s improving liquidity position and business outlook, approved a full restoration of the annual base salaries of the Named Executive Officers of the Company. Accordingly, effective December 13, 2009, the annual base salaries of the Named Executive Officers will be fully restored to prior levels.

In addition, the Company previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2009, that the Compensation Committee of the Board of Directors of the Company had agreed to temporarily suspend the Company’s Outside Directors Cash Compensation Plan (the “Plan”). On October 8, 2009, the Compensation Committee of the Board of Directors, in light of the Company’s improving liquidity position and business outlook, approved the full reinstatement of the Plan effective as of December 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 15, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer